                                                                     EXHIBIT 1.1


                           [_______________] Shares

                          UNIGRAPHICS SOLUTIONS INC.

                CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE



                            UNDERWRITING AGREEMENT



[__________], 1998

                                                           [_____________], 1998



Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
J.P. Morgan Securities Ltd.
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England


Dear Sirs and Mesdames:

          Unigraphics Solutions Inc. (the "Company"), a Delaware corporation and a wholly owned subsidiary of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), proposes to issue and sell to the several Underwriters (as defined below) [____________] shares of its Class A Common Stock, par value $.01 per share (the "Firm Shares").

          It is understood that, subject to the conditions hereinafter stated, [____________] Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and [__________] Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated and Donaldson, Lufkin &
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Jenrette Securities Corporation, Hambrecht & Quist LLC and J.P. Morgan
Securities Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited and Donaldson, Lufkin & Jenrette Securities Corporation, Hambrecht & Quist LLC and J.P. Morgan Securities Ltd. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional [__________] shares of its Class A Common Stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Class A Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Class A Common Stock."

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.
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          1.  Representations and Warranties of the Company.  The Company
represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized
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     and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters, in all material respects, to the description thereof contained in the Prospectus.

          (g) The shares of common stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by (i) the Securities Act, which has been obtained as of the date hereof, (ii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which has been obtained as of the date hereof, (iii) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (iv) such as may be required by the securities laws of any jurisdiction outside the United States of America in which Shares are offered and sold.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries
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     is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or
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                                       6


     long-term debt of the Company and its subsidiaries in each case except as described in the Registration Statement or the Prospectus.

          (q) Any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

          (r) To the knowledge of the Company, the Company and its subsidiaries own, possess or license, or can acquire on reasonable terms, all material patents, patent rights, licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently used in the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

          (t) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged under the policies that cover EDS as set forth in Schedule 2 to the Management Services Agreement, as such term is defined in the Prospectus; and neither the Company nor any of its subsidiaries has any reason to believe that EDS will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the business of the Company and its subsidiaries at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (u) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a
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     material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          2. Representations and Warranties of EDS. EDS represents and warrants to, and agrees with, each of the Underwriters that:

          (a) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (b) EDS has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on EDS and its subsidiaries, taken as a whole.
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                                       8


          (c) This Agreement has been duly authorized, executed and delivered by EDS.

          (d) The execution and delivery by the Company and EDS of, and the performance by the Company and EDS of their obligations under, this Agreement will not contravene any provision of applicable law or the
     certificate of incorporation or   by-laws of EDS or any agreement or other
     instrument binding upon EDS or any of its subsidiaries that is material to EDS and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over EDS or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and EDS of their obligations under this Agreement, except such as may be required by (i) the Securities Act, which has been obtained as of the date hereof, (ii) the Exchange Act, which has been obtained as of the date hereof, (iii) the securities of Blue Sky laws of the various states in connection with the offer and sale of the Shares or (iv) such as may be required by the securities laws of any jurisdiction outside the United States of America in which Shares are offered and sold.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) to EDS' knowledge, the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries in each case except as described in the Prospectus.

          3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its name at U.S.$[_____] a share ("Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [__________]
Additional Shares at the Purchase Price.   If the U.S. Representatives, on
behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be
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                                       9


purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance of options, SARs or Shares granted pursuant to the 1998 Incentive Plan, as such term is defined in the Prospectus, or (C) the issuance by the Company of shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (including in connection with the 1998 Incentive Plan) of which the Underwriters have been advised in writing.

          4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[_____] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[____] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[____] a share, to any Underwriter or to certain other dealers.

          5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds against delivery of such Firm Shares
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                                      10


for the respective accounts of the several Underwriters at a closing to be held at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas, at 10:00 a.m., New York City time, on [________], 1998, or at such other time on the same or such other date, not later than [_________], 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

          Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds against delivery of such Additional Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas, at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [_______], 1998, as shall be designated in writing
by the U.S. Representatives.   The time and date of such payment are hereinafter
referred to as the "Option Closing Date."

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than _______ (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any

          "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of EDS, to the effect that the representations and warranties of EDS contained in this Agreement are true and correct as of the Closing Date and that EDS has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (d) The Underwriters shall have received on the Closing Date an opinion of Baker & Botts, L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction specified in Schedule 1 attached thereto with respect to it as of the dates specified therein;

               (ii) Unigraphics Solutions Asia/Pacific Incorporated has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction specified in Schedule 2 attached thereto with respect to it as of the dates specified therein;

               (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (iv) the shares of common stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

               (v) all of the issued shares of capital stock of Unigraphics Solutions Asia/Pacific Incorporated have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record directly by the Company;

               (vi) the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising under the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate (1) any provision of existing applicable law of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware (provided, however, that such counsel need express no opinion with respect to compliance with any federal or state securities or antifraud law except as otherwise specifically stated in the opinion of such counsel), (2) the certificate of incorporation or by-laws of the Company, (3) to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to the Registration Statement, or (4) to such counsel's knowledge, any existing judgment, order or decree of any governmental body, agency or court of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware that specifically names the Company or any of its subsidiaries or is directed at any of their respective properties, except for such violation referred to in clause (1), (2), (3) or (4) above which would not prevent or adversely affect in any material respect the performance of this Agreement or have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or made and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

               (ix) the statements (A) in the Prospectus under the captions "Relationship with EDS and Certain Transactions," "Shares Eligible for Future Sale," "Description of Capital Stock" and "Certain Federal Income Tax Consequences for Non-United States Holders" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters or documents.

               (x) to such counsel's knowledge, relying solely as to factual matters only on certificates of officers of the Company, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes or regulations of the United States of America or the State of Texas or (solely with respect to the General Corporation Law of the State of Delaware) the State of Delaware, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the

          Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (xii) the Registration Statement and Prospectus (except for (A) the financial statements (including the notes thereto and the auditors' reports thereon) included therein, (B) the other financial and statistical data included therein as to which such counsel need not express any opinion) appear on their face to be responsive in all material respects to the Securities Act and the applicable rules and regulations of the Commission thereunder. Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although such counsel did not independently verify such information and is not passing on, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent stated in subparagraphs (iii) and (ix) of this paragraph (c)), such counsel advises you that, on the basis of the foregoing (relying as to materiality as to matters of fact in part upon officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (except for (A) the financial statements (including the notes thereto and the auditors' reports thereon) included therein, (B) the other financial and statistical information included therein and (C) the exhibits thereto), as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for (A) the financial statements (including the notes thereto and the auditors' reports thereon) included therein and
          (B) the other financial and statistical information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing. Such counsel shall also be entitled to state that its opinion is limited to the laws of the United States of America and the State of Texas and the General Corporation Law of the State of Delaware.

          The opinion of Baker & Botts, L.L.P., described in Section 6(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (e) The Underwriters shall have received on the Closing Date an opinion of David Hollander, counsel for EDS, dated the Closing Date, to the effect that:

               (i) EDS has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

               (ii) this Agreement has been duly authorized, executed and delivered by EDS; and

               (iii) the execution and delivery by EDS of, and the performance by EDS of its obligations under, this Agreement will not violate any provision of applicable law or the certificate of incorporation or by-laws of EDS or any material agreement or other instrument binding upon EDS or any of its subsidiaries that is material to EDS and its subsidiaries, taken as a whole, currently reported on Form 10-K pursuant to the Exchange Act, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over EDS or any subsidiary.

          The opinion of David Hollander described in Section 6(e) above shall be rendered to the Underwriters at the request of EDS and shall so state therein.

          (f) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Peat Marwick LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (i) The "lockup" agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Class A Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (j) The Shares shall have been approved for listing on the New York Stock Exchange.

          (k) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, nine copies of the signed Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you, without charge, in New York City, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated (i) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) to take any action that would subject it to taxation in any jurisdiction or (iii) to execute a consent to service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares).

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees (not in excess of $3,000) and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares,
     (vii) the costs and charges of any transfer agent, registrar or depositary,
     (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          (g) To use the net proceeds received by the Company from the sale of the Shares hereunder in the manner set forth in the Prospectus.

          8. Covenants of EDS. In further consideration of the agreements of the Underwriters herein contained, EDS covenants with each Underwriter as follows:

          Without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, not to, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise.

          9. Indemnity and Contribution. (a) The Company and EDS, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, and the Company had previously delivered copies of the Prospectus as so amended or supplemented to such Underwriter.

          Notwithstanding the foregoing, the Underwriters agree that, in the case of any loss, claim, damage, liability or judgment for which they may claim indemnification hereunder, they will first make demand for indemnification from the Company, and will not seek to enforce any right or remedy granted under this
Section 9 against EDS, unless and until (i) the Underwriters shall have delivered a written demand for indemnification to the Company and (ii) the Company shall have failed to observe or comply in all material respects with any of its obligations under the Underwriting Agreement in respect of such loss, claim, damage, liability or judgment for a period of at least 60 days following the delivery of such written demand. In the event that the Company and EDS fail to comply with their obligations hereunder in respect of any such loss, claim, damage or liability, the Underwriters further agree that (x) they will not commence any legal proceeding against EDS to recover such loss, claim, damage or liability unless, prior to or concurrently therewith, they shall have commenced, in the same legal proceeding, an action against the Company to recover the same,
(y) they will diligently prosecute any such legal proceeding against the Company for as long as EDS is a party thereto and (z) in the event that judgments are entered in favor of the Underwriters against both the Company and EDS in any such legal proceeding, (1) during the period from the date of such judgments until the earlier of a Subject Event (as defined below) or 60 days after the date on which the judgment against the Company becomes final and is not subject to appeal, the Underwriters will diligently take all reasonably necessary steps to enforce and collect the judgment entered against the Company, and will not seek to enforce or collect the judgment entered against EDS, and (2) after the expiration of the period referred to in clause (1) of this sentence, the Underwriters may seek to enforce and collect the judgment entered against EDS; provided that any amounts collected by the Underwriters from the Company under the judgment entered against the Company shall reduce the amount of the judgment entered against EDS. As used in this Agreement, "Subject Event" means any of the following: (i) the Company or any significant subsidiary (as defined under the Securities Act) thereof ("significant subsidiary") files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order or decree for relief is entered against the Company or any significant subsidiary in an involuntary case under the Bankruptcy Code and such order or decree remains in effect for 60 consecutive days, (iii) the consent by the Company or any significant subsidiary to the entry of an order or decree for relief in an involuntary case under the Bankruptcy Code, (iv) the Company or any significant subsidiary makes an assignment for the benefit of its creditors, (v) any court orders or approves the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for the Company or any significant subsidiary or any substantial portion of its respective assets, or orders or approves the winding up or liquidation of the Company, and such order or approval continues in effect for 60 consecutive days,
(vi) the consent by the Company or any significant subsidiary to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for the Company or any significant subsidiary or any substantial portion of its respective assets, or (vii) the dissolution, liquidation or winding up of the affairs of the Company. The liability of EDS under this Agreement shall be limited to an amount equal to the net proceeds from the sales of the Shares to the Underwriters, except with respect to fraudulent misrepresentation by EDS or other fraud on behalf of EDS.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and

EDS and each person, if any, who controls the Company or EDS within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and EDS to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 9(a), and by the Company and EDS, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such
settlement or judgment.   No indemnifying party shall, without the prior written
consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and EDS on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and EDS on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and EDS on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and EDS on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, EDS or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company, EDS and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company and EDS contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or EDS, any officer or director or any person controlling the Company or EDS and (iii) acceptance of and payment for any of the Shares.

          10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or EDS. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                              Very truly yours,

                              UNIGRAPHICS SOLUTIONS INC.

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

                              ELECTRONIC DATA SYSTEMS CORPORATION

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
HAMBRECHT & QUIST LLC
J.P. MORGAN SECURITIES INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:
   ---------------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
HAMBRECHT & QUIST LLC
J.P. MORGAN SECURITIES LTD.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited

By:
   ---------------------------------
   Name:
   Title:

                                                                      SCHEDULE I


                               U.S. UNDERWRITERS


                                                          Number of
                                                         Firm Shares
Underwriter                                            To Be Purchased
-----------                                            ---------------
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
J.P. Morgan Securities Inc.



                                                       ---------------

   Total U.S. Firm Shares............................  ===============

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS



                                                          Number of
                                                         Firm Shares
Underwriter                                            To Be Purchased
-----------                                            ---------------
Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
J.P. Morgan Securities Ltd.




                                                       ---------------

   Total International Firm Shares...................  ===============

                                                                       EXHIBIT A


                             FORM OF LOCK-UP LETTER


                                                              ____________, 1998


Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
J.P. Morgan Securities Ltd.
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Unigraphics Solutions Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL (the "Underwriters") of [__________] shares (the "Shares") of the Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                    Very truly yours,


                                    ----------------------------
                                    (Name)

                                    ----------------------------
                                    (Address)